Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Andrew Batinovich, President and CEO
Brian Peay, Executive Vice President and CFO
Phone: 650.343.9300 Fax: 650.343.7438
www.glenborough.com - shareholderservices@glenborough.com

GLENBOROUGH REPORTS YEAR END 2005 RESULTS; ANNOUNCES 2006 GUIDANCE;

RESETS COMMON DIVIDEND

SAN MATEO, CALIFORNIA, February 7, 2006 — Glenborough Realty Trust (NYSE: GLB, GLB PrA) today announced the results for the year ended December 31, 2005:

“2005 was a watershed year for Glenborough,” commented Andrew Batinovich, President and CEO. “We took advantage of strong capital inflows into real estate and sold 22 assets (including 4 assets sold in January 2006) for $376 million and exited the non-core markets of Chicago, St. Louis, Indianapolis, Minneapolis, Des Moines and Memphis. Through these dispositions and new acquisitions totaling $217 million in Washington, D.C. and San Francisco, we are now concentrated in our core markets. As a result, one half of our properties are now located in two of the best markets in the country – Washington, D.C. and Southern California. We also used a portion of the proceeds of our dispositions to repurchase almost 3 million shares of our common stock. We begin the year with overall occupancy above 90% with positive leasing trends that should increase average occupancy and lease rates this year. We plan to expand our joint venture business in 2006 and complete our balance sheet enhancement by reducing leverage some 600 basis points during the year to increase our financial flexibility.”

Now that our portfolio realignment is completed, the Company’s Board of Directors believes it is important to reset the common stock dividend to reflect the new portfolio and provide the ability to retain cash flow for future growth. The new dividend recognizes the substantial increase in the quality of the property portfolio and its higher concentration in the Company’s core markets; as well as the decrease in overall balance sheet leverage (both current and planned) and the increased costs associated

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with converting much of our floating rate loans to fixed rate borrowings over the past year. In this regard, the Company anticipates that the 2006 common stock dividend, which is subject to quarterly board approval, will be $1.10 per share annualized, down from the current annualized dividend of $1.40 per share.

For the fourth quarter 2005, net loss available to common shareholders totaled ($6.9) million, or ($0.20) per diluted share. Comparatively, net loss available to common shareholders in the fourth quarter of 2004 totaled ($2.0) million, or ($0.06) per diluted share. Net loss available to common shareholders for the full year 2005 totaled ($12.6) million, or ($0.36) per share. This compares to net income available to common shareholders for 2004 of $7.0 million, or $0.22 per share.

In comparing quarterly and year-over-year results, the decrease in net income available to common shareholders was primarily due to impairment charges in conjunction with the Company’s portfolio repositioning and losses on the extinguishment of debt along with charges relating to the redemption of preferred stock and the dilutive impact of the net disposition activity. Listed below are significant financial statement items that affect comparability of net income between periods.

	For the three months ended December 31,				For the year ended December 31,
	2005		2004		2005		2004
			(As restated)				(As restated)
(Dollars in thousands, except per share data)	Amount(a)	Per Share(a)	Amount(a)	Per Share(a)	Amount(a)	Per Share(a)	Amount(a)	Per Share(a)
Gain on sale of real estate assets	$31,771	$0.92	$1,156	$0.04	$86,018	$2.42	$14,427	$0.46
Provision for impairment and loss on sale of real estate assets	(35,068)	(1.02)	(3,752)	(0.11)	(94,313)	(2.65)	(3,752)	(0.12)
Reversal of provision for impairment of real estate assets	—	—	—	—	1,331	0.04	—	—
Loss on early extinguishment of debt	(4,739)	(0.14)	—	—	(8,003)	(0.23)	(2,075)	(0.07)
Cumulative effect of change in accounting principle	—	—	—	—	—	—	(912)	(0.03)
Charges associated with the redemption of preferred stock	—	—	(1,506)	(0.05)	(5,905)	(0.17)	(9,479)	(0.30)

Total (b)	$(8,035)	$(0.23)	$(4,102)	$(0.13)	$(20,873)	$(0.59)	$(1,793)	$(0.06)

(a) - The amounts and per share amounts shown exclude the impact of minority interest.

(b) - The totals may not total the sum of the individual amounts and per share amounts due to rounding.

Funds from operations available to common shareholders (FFO) for the fourth quarter 2005 was ($25.7) million, or ($0.68) per diluted share. FFO for the same period in 2004 was $12.3 million or $0.34 per share on a diluted basis. In the fourth quarter 2005, the Company recorded a $35.1 million charge for the impairment of 4 assets as part of the Company’s portfolio repositioning, but excluded net gains from real estate sold of $31.8 million.

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FFO for 2005 totaled ($42.3) million or ($1.09) per share on a diluted basis compared to $56.1 million or $1.63 per share on a diluted basis for 2004. The 2005 and 2004 results included provisions for impairments and losses on sales of $94.3 million and $3.8 million, respectively, but excluded net gains from real estate sold of $86.0 million in 2005 and $14.4 million in 2004. The table on page 9 reconciles FFO and FFO per share to net income and net income per share, the most directly comparable GAAP measures. Listed below are significant financial items that affect comparability of FFO for the periods presented.

	For the three months ended December 31,				For the year ended December 31,
	2005		2004		2005		2004
			(As restated)				(As restated)
(Dollars in thousands, except per share data)	Amount(a)	Per Share(a)	Amount(a)	Per Share(a)	Amount(a)	Per Share(a)	Amount(a)	Per Share(a)
Provision for impairment and loss on sale of real estate assets	$(35,068)	$(0.93)	$(3,752)	$(0.10)	$(94,313)	$(2.43)	$(3,752)	$(0.11)
Reversal of provision for impairment of real estate assets	—	—	—	—	1,331	0.03	—	—
Loss on early extinguishment of debt	(4,739)	(0.13)	—	—	(8,003)	(0.21)	(2,075)	(0.06)
Charges associated with the redemption of preferred stock	—	—	(1,506)	(0.04)	(5,905)	(0.15)	(9,479)	(0.28)

Total (b)	$(39,806)	$(1.06)	$(5,258)	$(0.15)	$(106,890)	$(2.76)	$(15,308)	$(0.44)

(a) - The amounts and per share amounts shown exclude the impact of minority interest.

(b) - The totals may not total the sum of the individual amounts and per share amounts due to rounding.

PROPERTY DISPOSITIONS

In the fourth quarter 2005, the Company sold seven properties for total consideration of $115.4 million which resulted in a gain on sale of approximately $31.8 million. Subsequent to quarter end, the Company sold four assets for total consideration of $56.7 million and expects to recognize gains on sale of approximately $7.1 million in the first quarter 2006. During 2005, the Company sold 18 assets for total consideration of $319.7 million and gains on sale of $86.0 million.

PROPERTY ACQUISITIONS

The Company acquired three properties in 2005 for total consideration of approximately $217 million.

•	Metro Place II, a ten-story Class “A” multi-tenant office building that totals 237,227 net rentable square feet and a six-level parking garage. The Property is approximately 10 miles from downtown Washington, DC and four miles from Tysons Corner. Metro Place II is located steps from the Dunn Loring-Merrifield Metro station.

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•	Capitol Place III, a 12-story, Class “A” office building totaling 208,138 square feet, located in Washington, D.C.’s Capitol Hill submarket. The building is three blocks from the U.S. Capitol building, one block from Union Station, and is part of Capitol Place, one of the largest projects in the District of Columbia.

•	33 New Montgomery, a 20-story, Class “A” office tower located in the San Francisco Financial District. The building, totaling 234,012 rentable square feet, is located at the corner of Market and New Montgomery streets adjacent to the Montgomery Street BART Station offering exceptional access to San Francisco’s multi-modal transportation system.

PORTFOLIO PERFORMANCE

Overall portfolio occupancy increased 300 basis points from 87.2% at year end 2004 to 90.2% at year end 2005. As of the date of this release, the portfolio is 92.8% occupied and 94.1% leased. For the fourth quarter 2005, same store office net operating income increased by 3.9% as compared to the fourth quarter of 2004. Year to date 2005, same store office net operating income declined by 1.2% as compared to full year 2004. For the year, same store occupancy increased by 170 basis points from 87.0% to 88.7%. The Company’s largest markets are Washington, D.C. (27% of net operating income), Southern California (19%), Northern New Jersey (12%), Boston (12%) and San Francisco (11%). Lease rollover projected in 2006 equals 8.8% of total base rent of which approximately 40% is in the Company’s top two markets – Washington, D.C. and Southern California. Additional details on the portfolio can be found in the Company’s Supplemental Report which is available at www.glenborough.com.

BALANCE SHEET, OPERATING RATIOS

At quarter-end, Glenborough had $811.5 million of debt with a 52% ratio of debt to total market capitalization. Fixed rate debt comprises 87% of all debt outstanding at quarter-end. The average interest rate on all debt is 5.70%. Secured debt comprises 87% of all debt outstanding.

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STOCK REPURCHASE

The Company repurchased 2.5 million shares of common stock in the fourth quarter of 2005 at an average price of $18.87 per share. Subsequent to year end 2005 and through the date of this press release, the Company has repurchased an additional 445,400 common shares at an average price of $19.18 per share. The repurchases in 2005 and the first quarter 2006 to date totaled $56.2 million. The Company also redeemed 3.1 million shares of preferred stock in early 2005.

2006 FFO GUIDANCE

The Company is issuing 2006 funds from operations (FFO) guidance in the range of $1.55 to $1.65 per share and introducing guidance for the first quarter 2006 in the range of $0.33 to $0.35 range. The assumptions used in providing this range are as follows:

•	Average Occupancy between 94% and 96%

•	Same Store NOI Growth between 3% and 5%

•	G&A Expense between $14 and $15 million

The FFO projection includes the Company’s contribution of approximately $220 million in assets to joint ventures while maintaining a 25% interest in the new ventures. The proceeds from the anticipated joint venture contributions are assumed to be used to pay down $200 million of existing debt and reduce the Company’s leverage by 600 basis points. The FFO projection assumes the completion of the recapitalization of a portion of the land and development portfolio as announced in December 2005. The FFO projection does not include the effect of property acquisitions or dispositions or any costs for debt extinguishment or preferred stock redemption or lease termination fees received in 2006.

DIVIDENDS

The Company expects that the first quarter 2006 common stock dividend, which is subject to Board approval and will be declared in mid March and paid in April, will be $0.35 per share consistent with the fourth quarter 2005 dividend. Commencing in the second quarter of 2006, the Company expects to reduce the common stock dividend from $0.35/share to $0.275/common share (annualized from $1.40 to $1.10). The second quarter dividend will be paid to common shareholders of record on July 1, 2006.

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CONFERENCE CALL

Glenborough will host a conference call to discuss these matters on Tuesday, February 7th 2006 at 1:30 p.m. Eastern Time (10:30 a.m. Pacific Time). Interested parties can listen to the call by calling 1-800-967-7184, confirmation number 9570645 preferably 5-10 minutes before the scheduled time. In addition, a replay of the call will be available until Friday, February 10th 2006 at 5:00 p.m. Pacific Time at 1-888-203-1112, confirmation number 9570645.

Glenborough is a REIT which is focused on owning high quality, multi-tenant office properties concentrated in Washington, D.C., Southern California, Northern New Jersey, Boston and Northern California. The Company has a portfolio of 48 properties encompassing approximately 9 million square feet as of December 31, 2005.

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SUMMARY FINANCIAL DATA

(unaudited; in thousands, except per share data)

	QUARTER ENDED		YEAR TO DATE
	DEC 31 05	DEC 31 04	DEC 31 05	DEC 31 04
		(As restated)		(As restated)
Net income (loss)	$(5,081)	$1,286	$520	$28,222
Net income (loss) available to Common Stockholders	(6,892)	(2,032)	(12,632)	6,977
Funds from operations (FFO)	(25,710)	12,276	(42,277)	56,142

Per diluted common share
Net income (loss) available to Common Stockholders	$(0.20)	$(0.06)	$(0.36)	$0.22
Funds from operations (FFO)	(0.68)	0.34	(1.09)	1.63

Dividends declared per common share outstanding	$0.35	$0.35	$1.40	$1.40

Payout ratio
Dividend payout ratio (FFO)	N/A	102.9%	N/A	85.9%

Excluding Non-Routine Charges (a)
Funds from operations (FFO)	$0.38	$0.48	$1.67	$2.07
Dividend payout ratio (FFO)	92.1%	72.9%	83.8%	67.6%

(a) – As more fully described in the table on page 3.

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Consolidated Statements of Operations

(unaudited, in thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	Dec 31 ’05	Dec 31 ’04	Dec 31 ’05	Dec 31 ’04
		(As restated)		(As restated)
Operating Revenue
Rental revenue	$42,593	$33,989	$158,078	$140,207
Fees and reimbursements, including from related parties	1,490	1,428	4,792	4,046

Total operating revenue	44,083	35,417	162,870	144,253

Operating Expenses
Property operating expenses	15,038	11,887	54,376	46,726
General and administrative	4,446	2,369	15,080	11,545
Depreciation and amortization	13,582	11,386	51,026	44,476
Provision for impairment of real estate assets	2,669	3,752	7,829	3,752

Total operating expenses	35,735	29,394	128,311	106,499

Interest and other income	515	561	2,614	2,597
Equity in earnings of unconsolidated operating joint ventures	151	210	459	805
Interest expense	(10,664)	(7,707)	(37,708)	(29,760)
Loss on early extinguishment of debt	(4,038)	—	(4,725)	(2,035)

Income (loss) before minority interest, discontinued operations and cumulative effect of change in accounting principle	(5,688)	(913)	(4,801)	9,361
Minority interest (including share of discontinued operations)	583	206	1,058	(672)

Income (loss) before discontinued operations and cumulative effect of change in accounting principle	(5,105)	(707)	(3,743)	8,689

Discontinued operations:
Net operating income	1,708	6,909	16,915	31,111
General and administrative	(7)	(8)	(8)	(40)
Depreciation and amortization	(81)	(4,431)	(6,978)	(18,171)
Provision for impairment of real estate assets	(32,399)	—	(86,484)	—
Reversal of provision for impairment of real estate assets	—	—	1,331	—
Interest expense	(267)	(1,633)	(3,253)	(6,842)
Loss on early extinguishment of debt	(701)	—	(3,278)	(40)
Gain on sales of real estate assets	31,771	1,156	86,018	14,427

Discontinued operations	24	1,993	4,263	20,445

Income (loss) before cumulative effect of change in accounting principle	(5,081)	1,286	520	29,134
Cumulative effect of change in accounting principle	—	—	—	(912)

Net income (loss)	(5,081)	1,286	520	28,222
Preferred dividends	(1,811)	(1,812)	(7,247)	(11,766)
Dividends paid on redeemed preferred stock	—	(1,506)	(596)	(3,579)
Premium and write-off of original issuance costs on preferred stock redemption	—	—	(5,309)	(5,900)

Net income (loss) available to Common Stockholders	$(6,892)	$(2,032)	$(12,632)	$6,977

Net income (loss) available to Common Stockholders per diluted common share	$(0.20)	$(0.06)	$(0.36)	$0.22

Diluted weighted average shares outstanding	34,431,536	32,745,311	35,541,377	31,167,080

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Reconciliation of Net Income (Loss) to FFO

(unaudited, in thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	Dec 31 ’05	Dec 31 ’04	Dec 31 ’05	Dec 31 ’04
		(As restated)		(As restated)
Net income (loss)	$(5,081)	$1,286	$520	$28,222
Cumulative effect of change in accounting principle	—	—	—	912
Real estate depreciation and amortization, net of minority interest	12,289	14,196	52,329	55,926
Preferred dividends	(1,811)	(1,812)	(7,247)	(11,766)
Dividends paid on redeemed preferred stock	—	(1,506)	(596)	(3,579)
Premium and write-off of original issuance costs on preferred stock redemption	—	—	(5,309)	(5,900)
Gain on sales from discontinued operations, net of minority interest	(29,268)	(1,073)	(79,361)	(13,164)
Adjustment to reflect FFO of unconsolidated operating joint ventures	178	179	713	714
Adjustment to reflect FFO of minority interest	(2,017)	1,006	(3,326)	4,777

Funds from operations available to Common Stockholders and OP Unitholders (FFO)	$(25,710)	$12,276	$(42,277)	$56,142

FFO per diluted common share	$(0.68)	$0.34	$(1.09)	$1.63
Diluted weighted average common shares and OP units outstanding for calculation of FFO	37,577,817	36,199,338	38,746,147	34,447,840

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Consolidated Balance Sheets

(unaudited, in thousands, except share amounts)

	December 31, 2005	December 31, 2004
		(As restated)
ASSETS
Rental properties, gross	$1,296,057	$1,367,310
Accumulated depreciation and amortization	(186,449)	(220,229)

Rental properties, net	1,109,608	1,147,081

Properties held for sale	103,548	57,327
Investments in land and development	51,750	147,435
Investments in unconsolidated operating joint ventures	12,040	12,014
Mortgage loans receivable	11,231	12,872
Leasing and financing costs (net of accumulated amortization of $17,664 and $19,812 as of December 31, 2005 and December 31, 2004, respectively)	22,929	22,447
Straight-line rent receivable (net of allowances of $0 and $528 as of December 31, 2005 and December 31, 2004, respectively)	16,874	15,764
Cash and cash equivalents	3,661	6,003
Other assets	14,489	10,202

TOTAL ASSETS	$1,346,130	$1,431,145

LIABILITIES
Mortgage loans	$659,870	$654,748
Unsecured bank line of credit	106,669	21,320
Accrued common and preferred stock dividends	13,610	15,931
Obligations associated with properties held for sale	45,855	43,300
Other liabilities	41,276	31,282

Total liabilities	867,280	766,581

MINORITY INTEREST	31,206	39,127

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 188,000,000 shares authorized, 33,710,400 and 36,033,126 shares issued and outstanding at December 31, 2005 and December 31, 2004, respectively	34	36
Convertible preferred stock, $0.001 par value, 12,000,000 shares authorized, $25.00 liquidation preference, 3,740,277 and 6,850,325 shares issued and outstanding at December 31, 2005 and December 31, 2004, respectively	4	7
Additional paid-in capital	754,050	870,622
Deferred compensation	(2,867)	(4,056)
Distributions in excess of accumulated earnings	(303,577)	(241,172)

Total stockholders’ equity	447,644	625,437

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,346,130	$1,431,145

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FORWARD LOOKING STATEMENTS: Certain statements in this press release are forward-looking statements within the meaning of federal securities laws, including without limitation statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “contemplates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms. These forward-looking statements include, without limitation:

•	Foreseeing positive leasing trends;

•	Believing that the Washington D.C. and Southern California markets are superior to all others.

•	Anticipating a certain stock dividend amount;

•	Intending to expand joint venture opportunities;

•	Planning to reduce overall leverage;

•	Expecting consummation of property sales and acquisitions;

•	Predicting gains on property sales;

•	Estimating overall lessee rollover potential;

•	Projecting guidance on future financial results; and

•	Expecting that planned dispositions will actually consummate.

Because these forward looking statements involve risk and uncertainty, there are important factors that could cause our actual results to differ materially from those stated or implied in the forward-looking statements. Those important factors include:

•	Purchaser default risk relative to the pending transactions referenced above;

•	Our inability to locate suitable buyers for our listed assets who are ready, willing and able to close transactions at the sales price we anticipate;

•	Market changes to our core markets, especially Washington D.C. and Southern California.

•	Changes in interest rates and market rental rates for and occupancy of office space may negatively affect the Company’s FFO;

•	The reduction in dividends may not be adequate to fund cash flow for future growth;

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•	The inability to find suitable tenants and enter into suitable leases;

•	Tenants’ defaults could adversely affect our operations;

•	Our inability to identify and enter into suitable joint venture investments;

•	Joint venture investments could be adversely affected by our lack of sole decision-making authority and reliance upon a co-venturer’s financial condition.

Given these uncertainties, readers are cautioned not to place undue reliance on such statements. All forward-looking statements are based on information available to us on the date hereof and we assume no obligation to update or supplement any forward looking-statement. Additional information concerning factors that could cause results to differ can be found in our filings with the SEC including our report on Form 10-K/A for the year ended December 31, 2004 and our quarterly reports on Forms 10-Q for the periods ended March 31, 2005, June 30, 2005, and September 30, 2005.

Funds from Operations, or FFO, as defined by National Association of Real Estate Investment Trusts, represents net income (loss) (including income and loss from discontinued operations) excluding minority interest and extraordinary items, adjusted for real estate related depreciation and amortization and gains from the disposal of properties. We believe that FFO is a widely used measure of the operating performance of equity REITs which provides a relevant basis for comparison among other REITs. FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor does Glenborough intend it to present, a complete picture of its financial condition and operating performance. Glenborough believes that net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, Glenborough believes that its consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of its financial condition and its operating performance.

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